CabelTel
International Corporation


                                                                    Exhibit 99.1


For Immediate Release                                    Contact: Oscar Smith
                                                                  Gene Bertcher
                                                                  (972) 407-8400


                       CABELTEL INTERNATIONAL CORPORATION
                              REPORTS 2007 RESULTS

Dallas, Texas (Business Wire) March 31, 2008: CabelTel International Corporation (AMEX: GBR, "the Company"), a Dallas-based company with investments in a retirement center and oil and gas leases, today reported a net income of $62,000 or $0.06 per share for the twelve months ended December 31, 2007, compared to net income of $1,301,000 or $1.32 per share for the year ended December 31, 2006. Net income from continuing operations for the same periods was $689,000 or $0.70 per share in 2007 and $1,811,000 or $1.83 per share in 2006.

Revenues and  Operating  Expenses  from  operations  of a  retirement  facility:
Revenues were $3.0 million as compared to $3.0 million in 2006. Real estate operating expenses, which consist of retirement operations expense, lease expense and depreciation and amortization, were $2.2 million in both 2007 and 2006.

Corporate General and  Administrative  Expense:  These expenses were $796,000 in
2007 and $1.1 million in 2006. 2007 includes $29,000 for prior year income taxes. 2006 included approximately $80,000 in payroll and consulting fees that were not incurred in 2007. In general there was an overall reduction in administrative costs in the latter part of 2006 which has had the effect of lowering administrative costs in 2007

Interest Income: Interest income was $112,000 in 2007 and $447,000 in 2006. During 2006, the Company recorded interest income of $307,000 from funds it had advanced to CableTEL AD for operations and acquisitions in Bulgaria. (See interest expense below).

Interest Expense: Interest expense was $73,000 in 2007 and $486,000 in 2006. During the first quarter of 2006, the Company recorded interest expense of $307,000 on loans it made to acquire funds which were provided to CableTEL AD for operating expenses. The interest expense equaled the interest income.

Gain on sale of assets: In November 2007, the Company sold a participation in the future cash flow of its retirement community in King City, Oregon and recorded a gain of $750,000.

Other Income (Expense): Other income was $142,000 in 2007 and $2.6 million in 2006. In June 2006, the Company rescinded its acquisition of CableTEL AD and received a break up fee of $1,500,000 which resulted in net income, after deducting expenses of $1,467,000. In addition, in November 2006, the Company settled another obligation and recorded a gain on such settlement of $1,021,000. Additionally, the Company collected certain payments on certain receivables that were previously written off.

Discontinued Operations: During 2007, the Company transferred ownership of the Gainesville Outlet Mall to an unrelated third party.

      Certain statements in this media release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and
      Section 21E of the Securities Exchange Act of 1934. The words "estimate", "plan", "intend", "expect", "anticipate", "believe" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are found at various places throughout this release. CabelTel International Corporation disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Although we believe that our expectations are based upon reasonable assumptions, we can give no assurance that our goals will be achieved. Important factors that could cause our actual results to differ from estimates or projects contained in any forward-looking statements are described under ITEM 1A. RISK FACTORS in the Company's Form 10-K for the fiscal year ended December 31, 2007.

               CabelTel International Corporation and Subsidiaries


                           CONSOLIDATED BALANCE SHEETS
                             (Amounts in thousands)




                                                          December 31,
Assets                                                  2007     2006
                                                       ------   ------
Current assets

    Cash and cash equivalents                          $  172   $  324
    Note and interest receivable - related party        2,200    1,428
    Other current assets                                    8       36
    Assets held for sale                                 --      7,047
                                                       ------   ------
                       Total current assets             2,380    8,835

Investment in Mineral Rights                            6,848     --

Property and equipment, at cost

    Land and improvements                                  20       20
    Buildings and improvements                            172      169
    Equipment and furnishings                             336      290
                                                       ------   ------
                                                          528      479


    Less accumulated depreciation                         397      364
                                                       ------   ------
                                                          131      115

Deferred tax asset                                        250      491

Other assets                                              177      261
                                                       ------   ------
Total Assets                                           $9,786   $9,702
                                                       ======   ======




                             Exhibit 99.1 - Page 1

               CabelTel International Corporation and Subsidiaries

                  (Amounts in thousands, except share amounts)







Liabilities And Stockholders' Equity

                                                               December 31,
                                                           --------------------
                                                             2007        2006
Current liabilities                                        --------    --------

    Accounts payable - trade                               $     90    $    439
    Accrued expenses                                            175         124
    Liabilities held for sale                                  --         6,642
                                                           --------    --------

                      Total Current Liabilities                 265       7,205


Long-term debt - related party                                6,921        --

Other long-term liabilities                                     459         418

                                                           --------    --------

                          Total liabilities                   7,645       7,623

Stockholders' equity
    Preferred stock, Series B                                     1           1
    Common stock, $.01 par value; authorized, 100,000,000
       shares; issued and outstanding, 986,939 shares at
          December 31, 2007 and 986,953 shares at
          December 31, 2006                                      10          10
    Additional paid-in capital                               55,992      55,992
    Accumulated deficit                                     (53,862)    (53,924)
                                                           --------    --------

                                                              2,141       2,079
                                                           --------    --------

Total Liabilities & Equity                                 $  9,786    $  9,702
                                                           ========    ========


                             Exhibit 99.1 - Page 2

               CabelTel International Corporation and Subsidiaries

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                (Amounts in thousands, except per share amounts)





                                                           2007       2006
Revenue                                                   -------    -------
    Real estate operations                                $ 2,984    $ 3,033
                                                          -------    -------

Operating expenses
    Real estate operations                                  1,315      1,300
    Lease expense                                             845        939
    Corporate general and administrative                      796      1,091
                                                          -------    -------
                                                            2,956      3,330
                                                          -------    -------

                      Operating earnings (loss)                28       (297)

Other income (expense)
    Interest income                                           112        447
    Interest expense                                          (73)      (486)
    Gain (loss) on sale of assets, net                        750       --
    Other income (expense), net                               142      2,584
                                                          -------    -------
                                                              931      2,545
                                                          -------    -------

             Earnings (loss) from continuing operations       959      2,248
          Provision for income taxes                         (270)      (437)
                                                          -------    -------

          Net income (loss) from continuing operations        689      1,811


Discontinued operations
    Loss from operations                                     (101)      (786)
    Gain (loss) from sale of assets                          (526)       276
                                                          -------    -------

       Net loss from discontinued operations                 (627)      (510)
                                                          -------    -------

Net income (loss) applicable to common shares                  62      1,301
                                                          =======    =======

Earnings (loss) per common share - basic and diluted
    Continuing operations                                 $  0.70    $  1.83
    Discontinued operations                                 (0.64)     (0.51)
                                                          -------    -------
                    Net earnings (loss) per share         $  0.06    $  1.32
                                                          =======    =======

Weighted average common and equivalent shares
    outstanding - basic and diluted                           987        987




                             Exhibit 99.1 - Page 3